Exhibit 99.1
Heritage Commerce Corp
224 Airport Parkway
San Jose, CA 95110
www.heritagecommercecorp.com

Heritage Commerce Corp Reports Fourth Quarter and Full Year 2025 Financial Results
Adjusted 4th quarter earnings increased 62% year over year due to sustained balance‑sheet growth, NIM expansion and positive operating leverage.
Announced strategic merger to expand market presence and enhance long‑term growth opportunities.
San Jose, CA – January 22, 2026 – Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce
(the “Bank”) today announced its financial results for the fourth quarter and year ended December 31, 2025. All data are unaudited.

	Fourth Quarter 2025		Full Year 2025
FOURTH QUARTER AND FULL YEAR 2025 HIGHLIGHTS:	Reported	Adjusted(1)	Reported	Adjusted(1)
Net Income	$15.1 Million	$17.2 Million	$47.8 Million	$56.4 Million
Diluted Earnings Per Share ("EPS")	$0.25	$0.28	$0.78	$0.91
Return on Average Assets ("ROAA")	1.04%	1.18%	0.86%	1.01%
Return on Average Tangible Common Equity ("ROATCE")(1)	11.29%	12.83%	9.12%	10.77%

Pre-Provision Net Revenue ("PPNR")(1)	$22.6 Million	$24.6 Million	$69.6 Million	$80.9 Million
Fully Tax Equivalent ("FTE") Net Interest Margin(1)	3.72%	3.72%	3.56%	3.56%
Efficiency Ratio	57.89%	54.04%	64.75%	59.05%
CEO COMMENTARY:
“The year 2025, and the fourth quarter in particular, was a consequential time for Heritage, and we are proud of the way our team worked to deliver solid growth and results, driven by steady performance across the business, sustained client momentum and strong credit quality. This quarter reflects strong execution across the organization. We delivered meaningful balance‑sheet growth, expanded operating leverage through disciplined expense management, and increased adjusted full year earnings by 39%. Our focus on consistent performance and prudent growth continues to strengthen our foundation,” said Clay
Jones, President and Chief Executive Officer.
“The recently announced merger with Citizens Business Bank represents an exciting next step in Heritage’s journey, building on the strength of our franchise and the consistent performance we delivered throughout 2025. As we work toward the completion of the transaction, we remain fully focused on executing our strategy and continuing to support our clients, colleagues, and communities.”

LINKED-QUARTER BASIS	FULL YEAR 2025 vs. 2024

FINANCIAL HIGHLIGHTS / KEY PERFORMANCE METRICS:
•Total revenue of $53.6 million, an increase of 7%, or $3.6 million
•FTE net interest margin(1) of 3.72%, an increase of 12 basis points from 3.60%
•Reported net income of $15.1 million and reported EPS of $0.25, up 3% and 4%, from $14.7 million and $0.24, respectively
•Adjusted net income(1) of $17.2 million and adjusted EPS(1) of $0.28, both up 17%
from $14.7 million and $0.24, respectively

•Total revenue of $197.5 million, an increase of 15%, or $25.1 million
•FTE net interest margin(1) of 3.56%, an increase of 31 basis points from
3.25%
•Reported net income of $47.8 million and reported EPS of $0.78, both up
18%, from $40.5 million and $0.66, respectively
•Adjusted net income(1) of $56.4 million and adjusted EPS(1) of $0.91, up
39% and 38%, from $40.5 million and $0.66, respectively

•Loans held-for-investment (“HFI”) of $3.7 billion, up $71.4 million, or 2% •Total deposits of $4.9 billion, up $126.5 million, or 3%	•Loans HFI of $3.7 billion, up $161.1 million, or 5% •Total deposits of $4.9 billion, up $83.1 million, or 2%
•Nonperforming assets (“NPAs”) to total assets of 0.05%, compared to 0.07%	•NPAs to total assets of 0.05%, compared to 0.14%
•Adjusted efficiency ratio(1) of 54.04%, a decrease of 7% from efficiency ratio of
58.05%
•Adjusted ROAA(1) of 1.18%, an increase of 12% over ROAA of 1.05%
•Adjusted ROATCE(1) of 12.83%, an increase of 15% over ROATCE(1) of 11.14%

•Adjusted efficiency ratio(1) of 59.05%, a decrease of 10% from efficiency ratio of 65.88%
•Adjusted ROAA(1) of 1.01%, an increase of 33% over ROAA of 0.76%
•Adjusted ROATCE(1) of 10.77%, an increase of 34% over ROATCE(1) of
8.05%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release. All references to “adjusted” operating metrics exclude the $9.2 million of pre-tax charges primarily related to a legal settlement in the second quarter of 2025 and $2.1 million of pre-tax merger-related costs in the fourth quarter of 2025 as presented in the reconciliation of non-GAAP financial measures at the end of this press release.
About Heritage Commerce Corp
Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of
Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Hollister,
Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo,
San Rafael, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage
Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.  The contents of our website are not incorporated into, and do not form a part of, this release or of our filings with the Securities and Exchange Commission.
Recent Merger Announcement
On December 17, 2025, CVB Financial Corp. (Nasdaq: CVBF; together with Citizens Business Bank, National Association,
“Citizens”) and Heritage Commerce Corp (Nasdaq: HTBK; together with Heritage Bank of Commerce, “Heritage”), jointly announced that they have entered into a definitive merger agreement. Under the terms of the agreement, Heritage will merge with and into Citizens in an all-stock transaction valued at approximately $811 million, or $13.00 per HTBK share, based on CVBF’s closing stock price on December 16, 2025. The value of the transaction is based on a specified closing price and is subject to CVBF stock price fluctuations. Upon completion, the combination is expected to create a top-performing California business bank with approximately $22 billion in assets, more than 75 offices and branches, and a deeply rooted presence in the State’s key economic centers. The proposed merger has been unanimously approved by the respective Boards of Directors of both companies and is expected to close in the second quarter of 2026, subject to customary regulatory approvals, Heritage and Citizens shareholder approvals, and other closing conditions. For more information, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025.
Reclassifications
During the first quarter of 2025, we reclassified Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock dividends from interest income to noninterest income and the related average asset balances were reclassified from interest earning assets to other assets on the “Net Interest Income and Net Interest Margin” tables. The amounts for the prior periods were reclassified to conform to the current presentation. These reclassifications did not affect previously reported net income or shareholders’ equity.
Non-GAAP Financial Measures
Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”)
and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These measures include “adjusted” operating metrics that have been adjusted to exclude notable expenses incurred in the second and fourth quarters of 2025 as well as other performance measures and ratios adjusted for notable items. Management believes these non-GAAP financial measures enhance comparability between periods and in some instances are common in the banking industry. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is presented in the tables at the end of this press release under
“Reconciliation of Non-GAAP Financial Measures.”
Forward-Looking Statement Disclaimer
Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the
Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain in that they reflect plans and expectations for future events. These statements may include, among other things, those relating to the Company’s future financial performance, plans and objectives regarding future events, expectations regarding changes in interest rates and market conditions, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, loan growth, expenses, net interest margin, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate.
Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans,

expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and
Exchange Commission, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and include: (i) cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence (such as, but not limited to, ransomware, data security breaches, “denial of service” attacks, “hacking” and identity theft)
affecting us, our clients, and our third-party vendors and service providers; (ii) events that affect our ability to attract, recruit, and retain qualified officers and other personnel to implement our strategic plan, and that enable current and future personnel to protect and develop our relationships with clients, and to promote our business, results of operations and growth prospects; (iii) media items and consumer confidence as those factors affect our clients’ confidence in the banking system generally and in our bank specifically;
(iv) adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting;
(v) market, geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco
Bay Area of Northern California; (vi) risks of geographic concentration of our client base, our loans, and the collateral securing our loans, as those clients and assets may be particularly subject to natural disasters and to events and conditions that directly or indirectly affect those regions, including the particular risks of natural disasters (including earthquakes, fires, and flooding) and other events that disproportionately affect that region; (vii) political events that have accompanied or that may in the future accompany or result from recent political changes, particularly including the imposition of tariffs, sociopolitical events and conditions that result from political conflicts and law enforcement activities that may adversely affect our markets or our clients; (viii) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolios and our factoring business;
(ix) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to clients, whether held in the portfolio or in the secondary market; (x) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (xi) factors that affect our liquidity and our ability to meet client demands for withdrawals from deposit accounts and undrawn lines of credit, including our cash on hand and the availability of funds from our own lines of credit;
(xii) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (xiii) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise, particularly including but not limited to the effects of recent and ongoing developments in California labor and employment laws, regulations and court decisions; (xiv) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; and (xv) our success in managing the risks involved in the foregoing factors. In addition, statements regarding the timing and impact of the closing of the proposed merger with Citizens are subject to risks and uncertainties.
For more information on factors that could cause our expectations regarding the proposed merger with Citizens to differ, potentially materially, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17,
2025.
Member FDIC
For additional information, email:
InvestorRelations@herbank.com

	For the Quarter Ended:				Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,		September 30,	December 31,	December 31,		December 31,		Percent
(in $000’s, unaudited)	2025	2025	2024		2025	2024	2025		2024		Change
Interest income	$67,048	$65,094	$64,043		3%	5%	$256,999		$240,344		7%
Interest expense	16,626	18,306	20,448		(9)%	(19)%	71,624		79,051		(9)%
Net interest income before provision
for credit losses on loans	50,422	46,788	43,595		8%	16%	185,375		161,293		15%
Provision for credit losses on loans	610	416	1,331		47%	(54)%	1,816		2,139		(15)%
Net interest income after provision
for credit losses on loans	49,812	46,372	42,264		7%	18%	183,559		159,154		15%
Noninterest income:
Service charges and fees on deposit
accounts	969	898	885		8%	9%	3,688		3,561		4%
FHLB and FRB stock dividends	592	587	590		1%	0%	2,353		2,355		0%
Increase in cash surrender value of
life insurance	563	564	528		0%	7%	2,213		2,097		6%
Termination fees	121	—	18		N/A	572%	435		177		146%
Servicing income	82	77	77		6%	6%	302		365		(17)%
Gain on sales of SBA loans	30	—	125		N/A	(76)%	215		473		(55)%
Gain on proceeds from company-owned
life insurance	—	—	—		N/A	N/A	—		219		(100)%
Other	842	1,091	552		(23)%	53%	2,883		1,856		55%
Total noninterest income	3,199	3,217	2,775		(1)%	15%	12,089		11,103		9%
Noninterest expense:
Salaries and employee benefits	16,787	16,948	16,976		(1)%	(1)%	66,537		63,952		4%
Occupancy and equipment	2,357	2,528	2,495		(7)%	(6)%	9,944		10,226		-3%
Professional fees	1,659	1,175	1,711		41%	(3)%	6,233		5,416		15%
Other	10,239	8,375	9,122		22%	12%	45,145		33,989		33%
Total noninterest expense	31,042	29,026	30,304		7%	2%	127,859		113,583		13%
Income before income taxes	21,969	20,563	14,735		7%	49%	67,789		56,674		20%
Income tax expense	6,852	5,865	4,114		17%	67%	19,959		16,146		24%
Net income	$15,117	$14,698	$10,621		3%	42%	$47,830		$40,528		18%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.25	$0.24	$0.17		4%	47%	$0.78		$0.66		18%
Diluted earnings per share	$0.25	$0.24	$0.17		4%	47%	$0.78		$0.66		18%
Weighted average shares outstanding - basic	61,308,370	61,333,951	61,320,505		0%	0%	61,407,520		61,270,730		0%
Weighted average shares outstanding - diluted	61,701,068	61,616,785	61,679,735		0%	0%	61,702,095		61,527,372		0%
Common shares outstanding at period-end	61,368,708	61,277,541	61,348,095		0%	0%	61,368,708		61,348,095		0%
Dividend per share	$0.13	$0.13	$0.13		0%	0%	$0.52		$0.52		0%
Book value per share	$11.55	$11.42	$11.24		1%	3%	$11.55		$11.24		3%
Tangible book value per share(1)	$8.74	$8.61	$8.41		2%	4%	$8.74		$8.41		4%

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	8.52%	8.37%	6.16%	%	2%	38%	6.86%	%	5.97%	%	15%
Annualized return on average tangible
common equity(1)	11.29%	11.14%	8.25%	%	1%	37%	9.12%	%	8.05%	%	13%
Annualized return on average assets	1.04%	1.05%	0.75%	%	(1)%	39%	0.86%	%	0.76%	%	13%
Annualized return on average tangible assets(1)	1.07%	1.08%	0.78%	%	(1)%	37%	0.88%	%	0.78%	%	13%
Net interest margin (FTE)(1)	3.72%	3.60%	3.32%	%	3%	12%	3.56%	%	3.25%	%	10%
Total revenue	$53,621	$50,005	$46,370		7%	16%	$197,464		$172,396		15%
Pre-provision net revenue	$22,579	$20,979	$16,066		8%	41%	$69,605		$58,813		18%
Efficiency ratio	57.89%	58.05%	65.35%	%	0%	(11)%	64.75%	%	65.88%	%	(2)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,764,240	$5,551,457	$5,607,840		4%	3%	$5,583,975		$5,338,705		5%
Average tangible assets(1)	$5,591,718	$5,378,468	$5,433,439		4%	3%	$5,410,766		$5,163,485		5%
Average earning assets	$5,386,230	$5,167,710	$5,235,986		4%	3%	$5,207,770		$4,967,582		5%
Average loans held-for-sale	$1,395	$1,230	$2,260		13%	(38)%	$1,787		$2,001		(11)%
Average loans held-for-investment	$3,564,243	$3,519,775	$3,388,729		1%	5%	$3,504,800		$3,343,661		5%
Average deposits	$4,895,841	$4,687,294	$4,771,491		4%	3%	$4,730,037		$4,513,774		5%
Average demand deposits - noninterest-bearing	$1,288,941	$1,187,357	$1,222,393		9%	5%	$1,197,836		$1,174,854		2%
Average interest-bearing deposits	$3,606,900	$3,499,937	$3,549,098		3%	2%	$3,532,201		$3,338,920		6%
Average interest-bearing liabilities	$3,646,701	$3,539,706	$3,588,755		3%	2%	$3,571,946		$3,378,516		6%
Average equity	$703,611	$696,385	$686,263		1%	3%	$697,463		$678,543		3%
Average tangible common equity(1)	$531,089	$523,396	$511,862		1%	4%	$524,254		$503,323		4%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Interest income	$67,048	$65,094	$63,025	$61,832	$64,043
Interest expense	16,626	18,306	18,220	18,472	20,448
Net interest income before provision
for credit losses on loans	50,422	46,788	44,805	43,360	43,595
Provision for credit losses on loans	610	416	516	274	1,331
Net interest income after provision
for credit losses on loans	49,812	46,372	44,289	43,086	42,264
Noninterest income:
Service charges and fees on deposit
accounts	969	898	929	892	885
FHLB and FRB stock dividends	592	587	584	590	590
Increase in cash surrender value of
life insurance	563	564	548	538	528
Termination fees	121	—	227	87	18
Servicing income	82	77	87	98	77
Gain on sales of SBA loans	30	—	61	82	125
Other	842	1,091	541	409	552
Total noninterest income	3,199	3,217	2,977	2,696	2,775
Noninterest expense:
Salaries and employee benefits	16,787	16,948	16,227	16,575	16,976
Occupancy and equipment	2,357	2,528	2,525	2,534	2,495
Professional fees	1,659	1,175	1,819	1,580	1,711
Other	10,239	8,375	17,764	8,767	9,122
Total noninterest expense	31,042	29,026	38,335	29,456	30,304
Income before income taxes	21,969	20,563	8,931	16,326	14,735
Income tax expense	6,852	5,865	2,542	4,700	4,114
Net income	$15,117	$14,698	$6,389	$11,626	$10,621

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.25	$0.24	$0.10	$0.19	$0.17
Diluted earnings per share	$0.25	$0.24	$0.10	$0.19	$0.17
Weighted average shares outstanding - basic	61,308,370	61,333,951	61,508,180	61,479,579	61,320,505
Weighted average shares outstanding - diluted	61,701,068	61,616,785	61,624,600	61,708,361	61,679,735
Common shares outstanding at period-end	61,368,708	61,277,541	61,446,763	61,611,121	61,348,095
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.55	$11.42	$11.31	$11.30	$11.24
Tangible book value per share(1)	$8.74	$8.61	$8.49	$8.48	$8.41

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	8.52%	8.37%	3.68%	6.81%	6.16%
Annualized return on average tangible
common equity(1)	11.29%	11.14%	4.89%	9.09%	8.25%
Annualized return on average assets	1.04%	1.05%	0.47%	0.85%	0.75%
Annualized return on average tangible assets(1)	1.07%	1.08%	0.48%	0.88%	0.78%
Net interest margin (FTE)(1)	3.72%	3.60%	3.54%	3.39%	3.32%
Total revenue	$53,621	$50,005	$47,782	$46,056	$46,370
Pre-provision net revenue	$22,579	$20,979	$9,447	$16,600	$16,066
Efficiency ratio	57.89%	58.05%	80.23%	63.96%	65.35%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,764,240	$5,551,457	$5,458,420	$5,559,896	$5,607,840
Average tangible assets(1)	$5,591,718	$5,378,468	$5,284,972	$5,386,001	$5,433,439
Average earning assets	$5,386,230	$5,167,710	$5,087,089	$5,188,317	$5,235,986
Average loans held-for-sale	$1,395	$1,230	$2,250	$2,290	$2,260
Average loans held-for-investment	$3,564,243	$3,519,775	$3,504,518	$3,429,014	$3,388,729
Average deposits	$4,895,841	$4,687,294	$4,618,007	$4,717,517	$4,771,491
Average demand deposits - noninterest-bearing	$1,288,941	$1,187,357	$1,146,494	$1,167,330	$1,222,393
Average interest-bearing deposits	$3,606,900	$3,499,937	$3,471,513	$3,550,187	$3,549,098
Average interest-bearing liabilities	$3,646,701	$3,539,706	$3,511,237	$3,589,872	$3,588,755
Average equity	$703,611	$696,385	$697,016	$692,733	$686,263
Average tangible common equity(1)	$531,089	$523,396	$523,568	$518,838	$511,862

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
ASSETS
Cash and due from banks	$21,682	$42,442	$29,864	(49)%	(27)%
Other investments and interest-bearing deposits
in other financial institutions	625,346	705,300	938,259	(11)%	(33)%
Securities available-for-sale, at fair value	592,958	408,456	256,274	45%	131%
Securities held-to-maturity, at amortized cost	529,711	544,806	590,016	(3)%	(10)%
Loans - held-for-sale - SBA, including deferred costs	1,322	1,325	2,375	0%	(44)%
Loans - held-for-investment:
Commercial	550,362	523,110	531,350	5%	4%
Real estate:
CRE - owner occupied	623,293	629,855	601,636	(1)%	4%
CRE - non-owner occupied	1,475,061	1,416,987	1,341,266	4%	10%
Land and construction	133,558	137,170	127,848	(3)%	4%
Home equity	126,085	125,742	127,963	0%	(1)%
Multifamily	295,602	290,077	275,490	2%	7%
Residential mortgages	432,241	443,143	471,730	(2)%	(8)%
Consumer and other	17,366	15,938	14,837	9%	17%
Loans	3,653,568	3,582,022	3,492,120	2%	5%
Deferred loan fees, net	(508)	(344)	(183)	48%	178%
Total loans - held-for-investment, net of deferred fees	3,653,060	3,581,678	3,491,937	2%	5%
Allowance for credit losses on loans	(49,999)	(49,427)	(48,953)	1%	2%
Loans, net	3,603,061	3,532,251	3,442,984	2%	5%
Company-owned life insurance	83,423	82,861	81,211	1%	3%
Premises and equipment, net	9,213	9,429	10,140	(2)%	(9)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	4,625	5,078	6,439	(9)%	(28)%
Accrued interest receivable and other assets	125,725	124,141	119,813	1%	5%
Total assets	$5,764,697	$5,623,720	$5,645,006	3%	2%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,308,737	$1,241,603	$1,214,192	5%	8%
Demand, interest-bearing	957,146	922,077	936,587	4%	2%
Savings and money market	1,380,666	1,366,905	1,325,923	1%	4%
Time deposits - under $250	31,500	32,462	38,988	(3)%	(19)%
Time deposits - $250 and over	220,715	223,496	206,755	(1)%	7%
Insured Cash Sweep ("ICS")/Certificates of Deposit Account Registry
Service ("CDARS") - interest-bearing demand, money market and time deposits	1,004,322	990,003	1,097,586	1%	(8)%
Total deposits	4,903,086	4,776,546	4,820,031	3%	2%
Subordinated debt, net of issuance costs	39,805	39,767	39,653	0%	0%
Accrued interest payable and other liabilities	113,240	107,397	95,595	5%	18%
Total liabilities	5,056,131	4,923,710	4,955,279	3%	2%

Shareholders’ Equity:
Common stock	509,611	508,664	510,070	0%	0%
Retained earnings	203,675	196,526	187,762	4%	8%
Accumulated other comprehensive loss	(4,720)	(5,180)	(8,105)	(9)%	(42)%
Total shareholders' equity	708,566	700,010	689,727	1%	3%
Total liabilities and shareholders’ equity	$5,764,697	$5,623,720	$5,645,006	3%	2%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
ASSETS
Cash and due from banks	$21,682	$42,442	$55,360	$44,281	$29,864
Other investments and interest-bearing deposits
in other financial institutions	625,346	705,300	666,432	700,769	938,259
Securities available-for-sale, at fair value	592,958	408,456	307,035	370,976	256,274
Securities held-to-maturity, at amortized cost	529,711	544,806	561,205	576,718	590,016
Loans - held-for-sale - SBA, including deferred costs	1,322	1,325	1,156	1,884	2,375
Loans - held-for-investment:
Commercial	550,362	523,110	492,231	489,241	531,350
Real estate:
CRE - owner occupied	623,293	629,855	627,810	616,825	601,636
CRE - non-owner occupied	1,475,061	1,416,987	1,390,419	1,363,275	1,341,266
Land and construction	133,558	137,170	149,460	136,106	127,848
Home equity	126,085	125,742	120,763	119,138	127,963
Multifamily	295,602	290,077	285,016	284,510	275,490
Residential mortgages	432,241	443,143	454,419	465,330	471,730
Consumer and other	17,366	15,938	14,661	12,741	14,837
Loans	3,653,568	3,582,022	3,534,779	3,487,166	3,492,120
Deferred loan fees, net	(508)	(344)	(446)	(268)	(183)
Total loans - held-for-investment, net of deferred fees	3,653,060	3,581,678	3,534,333	3,486,898	3,491,937
Allowance for credit losses on loans	(49,999)	(49,427)	(48,633)	(48,262)	(48,953)
Loans, net	3,603,061	3,532,251	3,485,700	3,438,636	3,442,984
Company-owned life insurance	83,423	82,861	82,296	81,749	81,211
Premises and equipment, net	9,213	9,429	9,765	9,772	10,140
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	4,625	5,078	5,532	5,986	6,439
Accrued interest receivable and other assets	125,725	124,141	125,125	115,853	119,813
Total assets	$5,764,697	$5,623,720	$5,467,237	$5,514,255	$5,645,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,308,737	$1,241,603	$1,151,242	$1,128,593	$1,214,192
Demand, interest-bearing	957,146	922,077	955,504	949,068	936,587
Savings and money market	1,380,666	1,366,905	1,320,142	1,353,293	1,325,923
Time deposits - under $250	31,500	32,462	35,356	37,592	38,988
Time deposits - $250 and over	220,715	223,496	210,818	213,357	206,755
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,004,322	990,003	954,272	1,001,365	1,097,586
Total deposits	4,903,086	4,776,546	4,627,334	4,683,268	4,820,031
Subordinated debt, net of issuance costs	39,805	39,767	39,728	39,691	39,653
Accrued interest payable and other liabilities	113,240	107,397	105,471	95,106	95,595
Total liabilities	5,056,131	4,923,710	4,772,533	4,818,065	4,955,279

Shareholders’ Equity:
Common stock	509,611	508,664	509,888	511,596	510,070
Retained earnings	203,675	196,526	189,794	191,401	187,762
Accumulated other comprehensive loss	(4,720)	(5,180)	(4,978)	(6,807)	(8,105)
Total shareholders' equity	708,566	700,010	694,704	696,190	689,727
Total liabilities and shareholders’ equity	$5,764,697	$5,623,720	$5,467,237	$5,514,255	$5,645,006

	At or For the Quarter Ended:			Percent Change From:
ASSET QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$1,663	$2,346	$5,874	(29)%	(72)%
Commercial loans	354	467	—	(24)%	N/A
Commercial real estate ("CRE")	31	—	1,014	N/A	(97)%
Home equity	—	655	290	(100)%	(100)%
Total nonaccrual loans - held-for-investment:	2,048	3,468	7,178	(41)%	(71)%
Loans over 90 days past due and still accruing	735	194	489	279%	50%
Total nonperforming loans	2,783	3,662	7,667	(24)%	(64)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$2,783	$3,662	$7,667	(24)%	(64)%
Net charge-offs (recoveries) during the quarter	$38	$(378)	$197	(110)%	(81)%
Provision for credit losses on loans during the quarter	$610	$416	$1,331	47%	(54)%
Allowance for credit losses on loans	$49,999	$49,427	$48,953	1%	2%
Classified assets	$29,223	$34,633	$41,661	(16)%	(30)%
Allowance for credit losses on loans to total loans	1.37%	1.38%	1.40%	(1)%	(2)%
Allowance for credit losses on loans to total nonperforming loans	1,796.59%	1,349.73%	638.49%	33%	181%
Nonperforming assets to total assets	0.05%	0.07%	0.14%	(29)%	(64)%
Nonperforming loans to total loans	0.08%	0.10%	0.22%	(20)%	(64)%
Classified assets to total assets	0.51%	0.62%	0.74%	(18)%	(31)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	5%	6%	7%	(17)%	(29)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	6%	7%	(17)%	(29)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$536,310	$527,301	$515,657	2%	4%
Shareholders’ equity / total assets	12.29%	12.45%	12.22%	(1)%	1%
Tangible common equity / tangible assets (1)	9.59%	9.67%	9.43%	(1)%	2%
Loan to deposit ratio	74.51%	74.99%	72.45%	(1)%	3%
Noninterest-bearing deposits / total deposits	26.69%	25.99%	25.19%	3%	6%
Total capital	$629,931	$620,762	$610,644	1%	3%
Tier 1 capital	$539,394	$530,835	$524,204	2%	3%
Total capital ratio	15.1%	15.4%	15.6%	(2)%	(3)%
Tier 1 capital ratio	12.9%	13.2%	13.4%	(2)%	(4)%
Common Equity Tier 1 capital ratio	12.9%	13.2%	13.4%	(2)%	(4)%
Tier 1 leverage ratio	9.6%	9.9%	9.6%	(3)%	0%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.05%	10.13%	9.79%	(1)%	3%
Total capital ratio	14.8%	15.1%	15.1%	(2)%	(2)%
Tier 1 capital ratio	13.6%	13.8%	13.9%	(1)%	(2)%
Common Equity Tier 1 capital ratio	13.6%	13.8%	13.9%	(1)%	(2)%
Tier 1 leverage ratio	10.1%	10.3%	10.0%	(2)%	1%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	At or For the Quarter Ended:
ASSET QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$1,663	$2,346	$4,198	$4,793	$5,874
Commercial loans	354	467	491	324	1,014
CRE	31	—	31	—	—
Home equity	—	655	728	927	290
Residential mortgages	—	—	607	—	—
Total nonaccrual loans - held-for-investment:	2,048	3,468	6,055	6,044	7,178
Loans over 90 days past due and still accruing	735	194	123	268	489
Total nonperforming loans	2,783	3,662	6,178	6,312	7,667
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$2,783	$3,662	$6,178	$6,312	$7,667
Net charge-offs (recoveries) during the quarter	$38	$(378)	$145	$965	$197
Provision for credit losses on loans during the quarter	$610	$416	$516	$274	$1,331
Allowance for credit losses on loans	$49,999	$49,427	$48,633	$48,262	$48,953
Classified assets	$29,223	$34,633	$37,525	$40,034	$41,661
Allowance for credit losses on loans to total loans	1.37%	1.38%	1.38%	1.38%	1.40%
Allowance for credit losses on loans to total nonperforming loans	1,796.59%	1,349.73%	787.20%	764.61%	638.49%
Nonperforming assets to total assets	0.05%	0.07%	0.11%	0.11%	0.14%
Nonperforming loans to total loans	0.08%	0.10%	0.17%	0.18%	0.22%
Classified assets to total assets	0.51%	0.62%	0.69%	0.73%	0.74%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	5%	6%	7%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	6%	6%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$536,310	$527,301	$521,541	$522,573	$515,657
Shareholders’ equity / total assets	12.29%	12.45%	12.71%	12.63%	12.22%
Tangible common equity / tangible assets (1)	9.59%	9.67%	9.85%	9.78%	9.43%
Loan to deposit ratio	74.51%	74.99%	76.38%	74.45%	72.45%
Noninterest-bearing deposits / total deposits	26.69%	25.99%	24.88%	24.10%	25.19%
Total capital	$629,931	$620,762	$613,956	$615,774	$610,644
Tier 1 capital	$539,394	$530,835	$524,826	$527,666	$524,204
Total capital ratio	15.1%	15.4%	15.5%	15.9%	15.6%
Tier 1 capital ratio	12.9%	13.2%	13.3%	13.6%	13.4%
Common Equity Tier 1 capital ratio	12.9%	13.2%	13.3%	13.6%	13.4%
Tier 1 leverage ratio	9.6%	9.9%	9.9%	9.8%	9.6%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.05%	10.13%	10.28%	10.15%	9.79%
Total capital ratio	14.8%	15.1%	15.1%	15.4%	15.1%
Tier 1 capital ratio	13.6%	13.8%	13.8%	14.1%	13.9%
Common Equity Tier 1 capital ratio	13.6%	13.8%	13.8%	14.1%	13.9%
Tier 1 leverage ratio	10.1%	10.3%	10.4%	10.2%	10.0%

      (1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2025			September 30, 2025
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,073,726	$42,691	5.51%	$3,039,478	$42,655	5.57%
Prepayment fees	—	183	0.02%	—	185	0.02%
Bay View Funding factored receivables	94,023	4,310	18.19%	74,353	3,654	19.50%
Purchased residential mortgages	399,359	3,370	3.35%	408,810	3,472	3.37%
Loan fair value mark / accretion	(1,470)	159	0.02%	(1,636)	164	0.02%
Loans, gross (1)(2)	3,565,638	50,713	5.64%	3,521,005	50,130	5.65%
Securities - taxable	1,021,124	8,400	3.26%	842,998	6,146	2.89%
Securities - exempt from Federal tax (3)	27,735	248	3.55%	28,683	256	3.54%
Other investments and interest-bearing deposits
in other financial institutions	771,733	7,740	3.98%	775,024	8,615	4.41%
Total interest earning assets (3)	5,386,230	67,101	4.94%	5,167,710	65,147	5.00%
Cash and due from banks	33,470			30,764
Premises and equipment, net	9,415			9,651
Goodwill and other intangible assets	172,522			172,989
Other assets	162,603			170,343
Total assets	$5,764,240			$5,551,457

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,288,941			$1,187,357

Demand, interest-bearing	948,217	1,347	0.56%	932,996	1,463	0.62%
Savings and money market	1,388,430	7,595	2.17%	1,340,419	8,452	2.50%
Time deposits - under $100	9,743	33	1.34%	10,620	40	1.49%
Time deposits - $100 and over	243,693	2,015	3.28%	233,145	1,977	3.36%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,016,817	5,097	1.99%	982,757	5,837	2.36%
Total interest-bearing deposits	3,606,900	16,087	1.77%	3,499,937	17,769	2.01%
Total deposits	4,895,841	16,087	1.30%	4,687,294	17,769	1.50%

Short-term borrowings	19	—	0.00%	26	—	0.00%
Subordinated debt, net of issuance costs	39,782	539	5.38%	39,743	537	5.36%
Total interest-bearing liabilities	3,646,701	16,626	1.81%	3,539,706	18,306	2.05%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,935,642	16,626	1.34%	4,727,063	18,306	1.54%
Other liabilities	124,987			128,009
Total liabilities	5,060,629			4,855,072
Shareholders’ equity	703,611			696,385
Total liabilities and shareholders’ equity	$5,764,240			$5,551,457

Net interest income / margin (3)		50,475	3.72%		46,841	3.60%
Less tax equivalent adjustment (3)		(53)			(53)
Net interest income		$50,422	3.71%		$46,788	3.59%

(1)Includes loans held-for-sale.  Nonaccrual loans are included in average balances.
(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $222,000 for the fourth quarter of 2025, compared to $246,000 for the third quarter of 2025.  Prepayment fees totaled $183,000 for the fourth quarter of 2025, compared to $185,000 for the third quarter of 2025.
(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial
  Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2025			December 31, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,073,726	$42,691	5.51%	$2,899,347	$39,852	5.47%
Prepayment fees	—	183	0.02%	—	35	0.00%
Bay View Funding factored receivables	94,023	4,310	18.19%	59,153	3,084	20.74%
Purchased residential mortgages	399,359	3,370	3.35%	434,846	3,732	3.41%
Loan fair value mark / accretion	(1,470)	159	0.02%	(2,357)	429	0.06%
Loans, gross (1)(2)	3,565,638	50,713	5.64%	3,390,989	47,132	5.53%
Securities - taxable	1,021,124	8,400	3.26%	800,174	4,475	2.22%
Securities - exempt from Federal tax (3)	27,735	248	3.55%	30,570	274	3.57%
Other investments and interest-bearing deposits
in other financial institutions	771,733	7,740	3.98%	1,014,253	12,220	4.79%
Total interest earning assets (3)	5,386,230	67,101	4.94%	5,235,986	64,101	4.87%
Cash and due from banks	33,470			32,569
Premises and equipment, net	9,415			10,301
Goodwill and other intangible assets	172,522			174,401
Other assets	162,603			154,583
Total assets	$5,764,240			$5,607,840

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,288,941			$1,222,393

Demand, interest-bearing	948,217	1,347	0.56%	906,581	1,452	0.64%
Savings and money market	1,388,430	7,595	2.17%	1,339,397	9,090	2.70%
Time deposits - under $100	9,743	33	1.34%	11,388	49	1.71%
Time deposits - $100 and over	243,693	2,015	3.28%	234,446	2,310	3.92%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,016,817	5,097	1.99%	1,057,286	7,009	2.64%
Total interest-bearing deposits	3,606,900	16,087	1.77%	3,549,098	19,910	2.23%
Total deposits	4,895,841	16,087	1.30%	4,771,491	19,910	1.66%

Short-term borrowings	19	—	0.00%	28	—	0.00%
Subordinated debt, net of issuance costs	39,782	539	5.38%	39,629	538	5.40%
Total interest-bearing liabilities	3,646,701	16,626	1.81%	3,588,755	20,448	2.27%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,935,642	16,626	1.34%	4,811,148	20,448	1.69%
Other liabilities	124,987			110,429
Total liabilities	5,060,629			4,921,577
Shareholders’ equity	703,611			686,263
Total liabilities and shareholders’ equity	$5,764,240			$5,607,840

Net interest income / margin (3)		50,475	3.72%		43,653	3.32%
Less tax equivalent adjustment (3)		(53)			(58)
Net interest income		$50,422	3.71%		$43,595	3.31%

(1)Includes loans held-for-sale.  Nonaccrual loans are included in average balances.
(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $222,000 for the fourth quarter of 2025, compared to $167,000 for the fourth quarter of 2024.  Prepayment fees totaled $183,000 for the fourth quarter of 2025, compared to $35,000 for the fourth quarter of 2024.
(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial
  Measures” in this press release.

	For the Year Ended			For the Year Ended
	December 31, 2025			December 31, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,020,109	$166,842	5.52%	$2,848,206	$155,690	5.47%
Prepayment fees	—	1,065	0.04%	—	117	0.00%
Bay View Funding factored receivables	74,189	14,253	19.21%	55,717	10,980	19.71%
Purchased residential mortgages	414,010	13,987	3.38%	444,476	15,038	3.38%
Loan fair value mark / accretion	(1,721)	676	0.02%	(2,737)	1,158	0.04%
Loans, gross (1)(2)	3,506,587	196,823	5.61%	3,345,662	182,983	5.47%
Securities - taxable	910,926	26,451	2.90%	905,418	20,817	2.30%
Securities - exempt from Federal tax (3)	29,280	1,051	3.59%	31,403	1,127	3.59%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	760,977	32,895	4.32%	685,099	35,654	5.20%
Total interest earning assets (3)	5,207,770	257,220	4.94%	4,967,582	240,581	4.84%
Cash and due from banks	31,788			33,156
Premises and equipment, net	9,756			10,252
Goodwill and other intangible assets	173,209			175,220
Other assets	161,452			152,495
Total assets	$5,583,975			$5,338,705

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,197,836			$1,174,854

Demand, interest-bearing	943,845	5,732	0.61%	916,466	6,439	0.70%
Savings and money market	1,341,411	32,325	2.41%	1,175,391	32,734	2.78%
Time deposits - under $100	10,795	168	1.56%	11,112	184	1.66%
Time deposits - $100 and over	235,744	8,116	3.44%	228,388	8,968	3.93%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,000,406	23,131	2.31%	1,007,563	28,574	2.84%
Total interest-bearing deposits	3,532,201	69,472	1.97%	3,338,920	76,899	2.30%
Total deposits	4,730,037	69,472	1.47%	4,513,774	76,899	1.70%

Short-term borrowings	20	—	0.00%	24	—	0.00%
Subordinated debt, net of issuance costs	39,725	2,152	5.42%	39,572	2,152	5.44%
Total interest-bearing liabilities	3,571,946	71,624	2.01%	3,378,516	79,051	2.34%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,769,782	71,624	1.50%	4,553,370	79,051	1.74%
Other liabilities	116,730			106,792
Total liabilities	4,886,512			4,660,162
Shareholders’ equity	697,463			678,543
Total liabilities and shareholders’ equity	$5,583,975			$5,338,705

Net interest income / margin (3)		185,596	3.56%		161,530	3.25%
Less tax equivalent adjustment (3)		(221)			(237)
Net interest income		$185,375	3.56%		$161,293	3.25%

(1)Includes loans held-for-sale.  Nonaccrual loans are included in average balances.
(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $935,000 for the year ended December 31, 2025, compared to
$628,000 for the year ended December 31, 2024.  Prepayment fees totaled $1,065,000 for the year ended December 31, 2025, compared to $117,000 for the year ended December 31, 2024.
(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial
  Measures” in this press release.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Management considers adjusted net income and adjusted earnings per share, which exclude the $9.2 million of pre-tax charges primarily related to a legal settlement in the second quarter of 2025 and $2.1 million of pre-tax merger-related costs in the fourth quarter of 2025, for the year ended December 31, 2025, as a useful measurement of the Company’s profitability compared to other periods presented.
During the second quarter of 2025, the Company recorded pre-tax expenses of $9.2 million included in the other noninterest expense on the Company’s consolidated income statement, primarily due to charges related to the settlement of certain litigation matters, including the anticipated settlement of a previously disclosed class action and California Private Attorneys General Act (“PAGA”)
lawsuit that alleged the violation of certain California wage-and-hour and related laws and regulations, and charges related to the planned closure of a Bank branch. During the fourth quarter of 2025, the Company recorded pre-tax expenses of $2.1 million included in the other noninterest expense on the Company’s consolidated income statement, primarily due to charges related to investment banker and legal fees resulting from the pending merger with CVBF. Certain merger-related costs are not tax deductible.
The following table summarizes components of net income and diluted earnings per share for the periods indicated:

NET INCOME AND	For the Quarter Ended:
DILUTED EARNINGS PER SHARE	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Reported net income (GAAP)	$15,117	$14,698	$6,389	$11,626	$10,621
Add: pre-tax legal settlement, merger and other charges	2,067	—	9,184	—	—
Less: related income taxes	(15)	—	(2,618)	—	—
Adjusted net income (non-GAAP)	$17,169	$14,698	$12,955	$11,626	$10,621

Weighted average shares outstanding - diluted	61,701,068	61,616,785	61,624,600	61,708,361	61,679,735

Reported diluted earnings per share (GAAP)	$0.25	$0.24	$0.10	$0.19	$0.17

Adjusted diluted earnings per share (non-GAAP)	$0.28	$0.24	$0.21	$0.19	$0.17

NET INCOME AND	For the Year Ended:
DILUTED EARNINGS PER SHARE	December 31,	December 31,
(in $000’s, except per share amounts, unaudited)	2025	2024
Reported net income (GAAP)	$47,830	$40,528
Add: pre-tax legal settlement, merger and other charges	11,251	—
Less: related income taxes	(2,633)	—
Adjusted net income (non-GAAP)	$56,448	$40,528

Weighted average shares outstanding - diluted	61,702,095	61,527,372

Reported diluted earnings per share (GAAP)	$0.78	$0.66

Adjusted diluted earnings per share (non-GAAP)	$0.91	$0.66

Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.
The following table summarizes components of the tangible book value per share at the dates indicated:

	End of Period:
TANGIBLE BOOK VALUE PER SHARE	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Capital components:
Total equity (GAAP)	$708,566	$700,010	$694,704	$696,190	$689,727
Less: preferred stock	—	—	—	—	—
Total common equity	708,566	700,010	694,704	696,190	689,727
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(4,625)	(5,078)	(5,532)	(5,986)	(6,439)
Reported tangible common equity (non-GAAP)	536,310	527,301	521,541	522,573	515,657
Add: pre-tax legal settlement, merger and other charges	11,251	9,184	9,184	—	—
Less: related income taxes	(2,633)	(2,618)	(2,618)	—	—
Adjusted tangible common equity (non-GAAP)	$544,928	$533,867	$528,107	$522,573	$515,657

Common shares outstanding at period-end	61,368,708	61,277,541	61,446,763	61,611,121	61,348,095
Reported tangible book value per share (non-GAAP)	$8.74	$8.61	$8.49	$8.48	$8.41
Adjusted tangible book value per share (non-GAAP)	$8.88	$8.71	$8.59	$8.48	$8.41

The following tables summarize components of the annualized return on average tangible common equity and the annualized return on average tangible assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE ASSETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Reported net income (GAAP)	$15,117	$14,698	$6,389	$11,626	$10,621
Add: pre-tax legal settlement, merger and other charges	2,067	—	9,184	—	—
Less: related income taxes	(15)	—	(2,618)	—	—
Adjusted net income (non-GAAP)	$17,169	$14,698	$12,955	$11,626	$10,621

Average tangible common equity components:
Average equity (GAAP)	$703,611	$696,385	$697,016	$692,733	$686,263
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(4,891)	(5,358)	(5,817)	(6,264)	(6,770)
Total average tangible common equity (non-GAAP)	$531,089	$523,396	$523,568	$518,838	$511,862

Reported annualized return on average equity (GAAP)	8.52%	8.37%	3.68%	6.81%	6.16%
Adjusted annualized return on average equity (non-GAAP)	9.68%	8.37%	7.45%	6.81%	6.16%

Reported annualized return on average
tangible common equity (non-GAAP)	11.29%	11.14%	4.89%	9.09%	8.25%
Adjusted annualized return on average
tangible common equity (non-GAAP)	12.83%	11.14%	9.92%	9.09%	8.25%

Average Assets (GAAP)	$5,764,240	$5,551,457	$5,458,420	$5,559,896	$5,607,840

Reported annualized return on average assets (GAAP)	1.04%	1.05%	0.47%	0.85%	0.75%
Adjusted annualized return on average assets (non-GAAP)	1.18%	1.05%	0.95%	0.85%	0.75%

RETURN ON AVERAGE TANGIBLE COMMON	For the Year Ended:
EQUITY AND AVERAGE ASSETS	December 31,	December 31,
(in $000’s, unaudited)	2025	2024
Reported net income (GAAP)	$47,830	$40,528
Add: pre-tax legal settlement, merger and other charges	11,251	—
Less: related income taxes	(2,633)	—
Adjusted net income (non-GAAP)	$56,448	$40,528

Average tangible common equity components:
Average equity (GAAP)	$697,463	$678,543
Less: goodwill	(167,631)	(167,631)
Less: other intangible assets	(5,578)	(7,589)
Total average tangible common equity (non-GAAP)	$524,254	$503,323

Reported annualized return on average equity (GAAP)	6.86%	5.97%
Adjusted annualized return on average equity (non-GAAP)	8.09%	5.97%

Reported annualized return on average
tangible common equity (non-GAAP)	9.12%	8.05%
Adjusted annualized return on average
tangible common equity (non-GAAP)	10.77%	8.05%

Average Assets (GAAP)	$5,583,975	$5,338,705

Reported annualized return on average assets (GAAP)	0.86%	0.76%
Adjusted annualized return on average assets (non-GAAP)	1.01%	0.76%
Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-
GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-
exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

NET INTEREST INCOME	For the Quarter Ended:
AND NET INTEREST MARGIN	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Net interest income before
credit losses on loans (GAAP)	$50,422	$46,788	$44,805	$43,360	$43,595
Tax-equivalent adjustment on securities -
exempt from Federal tax	53	53	57	58	58
Net interest income, FTE (non-GAAP)	$50,475	$46,841	$44,862	$43,418	$43,653

Average balance of total interest earning assets	$5,386,230	$5,167,710	$5,087,089	$5,188,317	$5,235,986

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.71%	3.59%	3.53%	3.39%	3.31%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.72%	3.60%	3.54%	3.39%	3.32%

NET INTEREST INCOME	For the Year Ended:
AND NET INTEREST MARGIN	December 31,	December 31,
(in $000’s, unaudited)	2025	2024
Net interest income before
credit losses on loans (GAAP)	$185,375	$161,293
Tax-equivalent adjustment on securities - exempt from Federal tax	221	237
Net interest income, FTE (non-GAAP)	$185,596	$161,530

Average balance of total interest earning assets	$5,207,770	$4,967,582

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.56%	3.25%

Net interest margin, FTE (annualized net interest income, FTE, divided by the
average balance of total interest earnings assets) (non-GAAP)	3.56%	3.25%
Management views its PPNR as a key metric for assessing the Company’s earnings power. The following table summarizes the components of PPNR for the periods indicated:

	For the Quarter Ended:
PRE-PROVISION NET REVENUE	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Net interest income before credit losses on loans	$50,422	$46,788	$44,805	$43,360	$43,595
Noninterest income	3,199	3,217	2,977	2,696	2,775
Total revenue	53,621	50,005	47,782	46,056	46,370
Less: Noninterest expense	(31,042)	(29,026)	(38,335)	(29,456)	(30,304)
Reported PPNR	22,579	20,979	9,447	16,600	16,066
Add: pre-tax legal settlement, merger and other charges	2,067	—	9,184	—	—
Adjusted PPNR	$24,646	$20,979	$18,631	$16,600	$16,066

	For the Year Ended:
PRE-PROVISION NET REVENUE	December 31,	December 31,
(in $000’s, unaudited)	2025	2024
Net interest income before credit losses on loans	$185,375	$161,293
Noninterest income	12,089	11,103
Total revenue	197,464	172,396
Less: Noninterest expense	(127,859)	(113,583)
Reported PPNR	69,605	58,813
Add: pre-tax legal settlement, merger and other charges	11,251	—
Adjusted PPNR	$80,856	$58,813

The efficiency ratio, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), measures how much it costs to produce one dollar of revenue. The following tables summarize components of the efficiency ratio of the Company for the periods indicated:

NONINTEREST EXPENSE AND	For the Quarter Ended:
EFFICIENCY RATIO	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Reported noninterest expense (GAAP)	$31,042	$29,026	$38,335	$29,456	$30,304
Add: pre-tax legal settlement, merger and other charges	(2,067)	—	(9,184)	—	—
Adjusted noninterest expense (non-GAAP)	$28,975	$29,026	$29,151	$29,456	$30,304

Net interest income before credit losses on loans	$50,422	$46,788	$44,805	$43,360	$43,595
Noninterest income	3,199	3,217	2,977	2,696	2,775
Total revenue	$53,621	$50,005	$47,782	$46,056	$46,370

Reported efficiency ratio (noninterest expense divided
by total revenue) (GAAP)	57.89%	58.05%	80.23%	63.96%	65.35%

Adjusted efficiency ratio (adjusted noninterest expense
divided by total revenue) (non-GAAP)	54.04%	58.05%	61.01%	63.96%	65.35%

NONINTEREST EXPENSE AND	For the Year Ended:
EFFICIENCY RATIO	December 31,	December 31,
(in $000’s, unaudited)	2025	2024
Reported noninterest expense (GAAP)	$127,859	$113,583
Add: pre-tax legal settlement, merger and other charges	(11,251)	—
Adjusted noninterest expense (non-GAAP)	$116,608	$113,583

Net interest income before credit losses on loans	$185,375	$161,293
Noninterest income	12,089	11,103
Total revenue	$197,464	$172,396

Reported efficiency ratio (noninterest expense divided
by total revenue) (GAAP)	64.75%	65.88%

Adjusted efficiency ratio (adjusted noninterest expense
divided by total revenue) (non-GAAP)	59.05%	65.88%

Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Heritage Commerce Corp:
Capital components:
Total equity (GAAP)	$708,566	$700,010	$694,704	$696,190	$689,727
Less: preferred stock	—	—	—	—	—
Total common equity	708,566	700,010	694,704	696,190	689,727
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(4,625)	(5,078)	(5,532)	(5,986)	(6,439)
Total tangible common equity (non-GAAP)	$536,310	$527,301	$521,541	$522,573	$515,657

Asset components:
Total assets (GAAP)	$5,764,697	$5,623,720	$5,467,237	$5,514,255	$5,645,006
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(4,625)	(5,078)	(5,532)	(5,986)	(6,439)
Total tangible / assets (non-GAAP)	$5,592,441	$5,451,011	$5,294,074	$5,340,638	$5,470,936

Tangible common equity / tangible assets (non-GAAP)	9.59%	9.67%	9.85%	9.78%	9.43%
The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2025	2025	2025	2025	2024
Heritage Bank of Commerce:
Capital components:
Total equity (GAAP)	$733,802	$724,780	$717,103	$715,605	$709,379
Less: preferred stock	—	—	—	—	—
Total common equity	733,802	724,780	717,103	715,605	709,379
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(4,625)	(5,078)	(5,532)	(5,986)	(6,439)
Total tangible common equity (non-GAAP)	$561,546	$552,071	$543,940	$541,988	$535,309

Asset components:
Total assets (GAAP)	$5,760,786	$5,620,681	$5,464,618	$5,512,160	$5,641,646
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(4,625)	(5,078)	(5,532)	(5,986)	(6,439)
Total tangible assets (non-GAAP)	$5,588,530	$5,447,972	$5,291,455	$5,338,543	$5,467,576

Tangible common equity / tangible assets (non-GAAP)	10.05%	10.13%	10.28%	10.15%	9.79%